Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

800-618-BANK

www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

January 31, 2013

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports Increased Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income available to common shareholders of $759 thousand, or $0.10 per diluted share, for the three months ended December 31, 2012, compared to $203 thousand, or $0.03 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter were 0.57% and 5.34%, respectively, compared to 0.29% and 1.51% for the same period a year ago.

For the year ended December 31, 2012, net income available to common shareholders totaled $2.6 million, or $0.34 per diluted share, compared to $988 thousand, or $0.13 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the year were 0.53% and 4.80%, respectively, compared to 0.31% and 1.90% for the same period a year ago.

Quarterly highlights include:

×	Improved credit quality since December 31, 2011 resulted in lower loan loss provisions as well as reduced loan collection expenses and costs to maintain other real estate owned (“OREO”).
×	Significant increases in residential mortgage originations resulted in increased gains on sale of mortgage loans.
×	Continued deposit product mix improvement due to growth in core demand deposits and savings deposits, while higher costing time deposits declined.
×	Further improvement in our capital ratios as we remain “well-capitalized”.
×	Opened a branch in Somerset, New Jersey on November 16, 2012.
×	Launched our mobile banking product.

James A. Hughes, President and CEO, stated, “This was a year of increased earnings as our core fundamentals continued to improve and asset quality strengthened.  We had a record year of mortgage production, opened two new branches and continued to grow our noninterest-bearing deposits thereby reducing our cost of funds.  The trends are very positive and I remain extremely optimistic about the long-term opportunities ahead.”

Net Interest Income

Net interest income increased $64 thousand to $6.7 million for the three months ended December 31, 2012, compared to the prior year’s quarter and decreased $1.5 million to $27.4 million for the year ended December 31, 2012 compared to the prior year.  In addition, the net interest margin expanded 12 basis points to 3.51% for the quarter ended December 31, 2012, and contracted 14 basis points to 3.62% for the year ended December 31, 2012, when compared to the prior year periods.

Our net interest income continues to be influenced by the sustained low interest rate environment, which the Federal Open Market Committee (“FOMC”) of the Federal Reserve Board forecasts will remain through mid-2015.  This rate environment has resulted in a tighter net interest margin as our earning assets re-price at lower rates.  The yield on earning assets fell 20 basis points to 4.44% and 49 basis points to 4.63% for the quarter and year ending December 31, 2012, respectively, when compared to the same periods in 2011.   Partially offsetting these declines are lower funding costs. The cost of interest-bearing liabilities decreased 35 basis points to 1.14% for the three month period and decreased 38 basis points to 1.24% for the twelve month period.

Noninterest Income

Noninterest income increased $703 thousand to $2.0 million and $1.7 million to $7.3 million for the three and twelve months ended December 31, 2012, respectively, compared to the same periods last year. These increases were driven by record levels of residential mortgage loan originations and sales.  Additional factors affecting noninterest income were:

×

Branch fee income, which consists of deposit service charges and overdraft fees, increased $7 thousand and $83 thousand for the quarterly and annual periods, respectively.  For the year ended December 31, 2012, increased overdraft fees and commercial analysis fees offset other reduced deposit account service charges.

×

Service and loan fee income increased $103 thousand and $218 thousand for the quarterly and annual periods, respectively, due to late charges, servicing income, mortgage application fees and other processing fees.

×

Gains on sales of SBA loans increased $148 thousand for the quarter due to higher premiums on the sale of $2.1 million in loans during the period.  For the twelve month period ended December 31, 2012, SBA gains on sale decreased $274 thousand, due primarily to a lower volume of loans sold in 2012.   For the year ended December 31, 2012, $6.8 million was sold compared to $13.3 million in the prior year.

×

Gains on sales of residential mortgage loans increased on a significantly higher volume of loan sales.   For the three month period, $32.4 million in residential mortgage loans were sold compared to $26.8 million in the fourth quarter of 2011.  Year-to-date, $104.0 million in residential mortgage loans were sold compared to $55.8 million in the prior year.

×	Security gains of $59 thousand and $573 thousand were realized during the quarter and full year periods, respectively.

Noninterest Expense

Noninterest expense totaled $6.1 million and $6.0 million for the three months ended December 31, 2012, and 2011, respectively. Noninterest expense decreased $221 thousand to $24.3 million for the year ended December 31, 2012, compared to $24.5 million in 2011.

Noninterest expense in the current and prior year periods included the impact of our branch network restructuring, as well as the benefit of lower loan and OREO related expenses as credit quality improved. In 2012, we opened two new branches and closed an underperforming branch.  In 2011, we closed two underperforming branches.  Other noteworthy expenses include:

×

Compensation and benefits expense increased $154 thousand and $779 thousand for the quarter and annual periods, respectively, due primarily to annual merit-based and replacement cost increases in compensation, increased mortgage commissions, bonuses and equity compensation.

×

Loan collection costs decreased $90 thousand and $297 thousand for the quarter and annual periods, respectively, due to lower loan legal, credit reports, and insurance and other collection related expenses.

×

OREO costs, such as losses on sales, property taxes, maintenance and legal expenses, decreased $207 thousand and $746 thousand during the quarter and annual periods, respectively as our foreclosed inventory levels declined and properties were sold at favorable prices.

×	Deposit insurance expense for the year ended December 31, 2012, decreased due to the assets-based assessment method put into place by the FDIC on April 1, 2011.
×

Advertising expenses, such as promotional activities related to our new branches and in response to increased competition within our market place, combined with participation in community events and higher direct mail costs, increased $112 thousand for the year ended December 31, 2012.

×	Other expenses increased $101 thousand and $100 thousand for the quarter and annual periods, respectively, due to higher retail losses and office supply expenses.

Financial Condition

At December 31, 2012, total assets were $819.7 million, an increase of $8.9 million from the prior year end.

×	Total securities increased $3.5 million since December 31, 2011, due to $47.0 million in security purchases, partially offset by sales and prepayments.
×

Total loans decreased $5.6 million or 0.9%, to $587.0 million at December 31, 2012. The Company plans to continue shrinking it’s out of market SBA portfolio.  Future loan growth is expected in both the commercial and residential portfolios.  The net decrease was the result of the following:

o	Commercial loans increased $18.5 million or 6.5%,
o	SBA 504 loans decreased $13.7 million or 24.8%,
o	SBA 7(a) loans decreased $6.3 million or 8.8%,
o	Residential mortgage loans decreased $2.0 million or 1.5%, and
o	Consumer loans decreased $2.0 million or 4.2%.
×

Core deposits, which exclude time deposits, increased $39.3 million during the year to $523.8 million, due primarily to a $19.3 million increase in municipal deposits.  The net changes by product type include:

o	A $15.9 million increase in savings deposits,
o	A $13.2 million increase in noninterest-bearing demand deposits, and a
o	$10.1 million increase in interest-bearing demand deposits.
o

Time deposits decreased $34.5 million from year-end due to the maturity and planned run off of brokered deposits, as well as a high rate retail promotion that was completed late in 2008 to bolster liquidity.

×	Shareholders’ equity was $77.5 million at December 31, 2012, an increase of $4.0 million from year-end 2011, primarily due to the increase in net income.
×	Book value per common share was $7.62 as of December 31, 2012.
×	At December 31, 2012 the leverage, Tier I and Total Risk Based Capital ratios were 11.14%, 14.85% and 16.12%, respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

“Nonperforming assets have declined $6.5 million or 25.2% to $19.3 million since year-end 2011.  Although the economy is still under stress, we expect to have continued success in resolving problem credits in 2013,” said James A. Hughes.   “Many of our problem commercial and SBA relationships have been resolved and the majority of our larger problem relationships are behind us.”

×	Nonperforming assets totaled $19.3 million at December 31, 2012 or 3.28% of total loans and OREO, compared to $25.8 million or 4.33% of total loans and OREO at year-end 2011.
×

The allowance for loan losses totaled $14.8 million at December 31, 2012 or 2.51% of total loans. The provision for loan losses for the quarter ended December 31, 2012 was $800 thousand compared to $1.2 million for the prior year’s quarter.  The provision for loan losses for the twelve months ended December 31, 2012 was $4.0 million compared to $6.8 million for the prior year.

×

Net charge-offs were $1.3 million for the three months ended December 31, 2012, compared to $1.2 million for the same period a year ago.  For the twelve months ended December 31, 2012, net charge-offs were $5.6 million, compared to $4.8 million for the prior year.

×	Troubled debt restructurings (“TDRs”) decreased $6.4 million from year-end to $14.7 million due to loan payoffs. At December 31, 2012, 92.6% of our TDRs were performing.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $820 million in assets and $649 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

December 31, 2012

				December 31, 2012 vs.
				September 30, 2012	December 31, 2011
(In thousands, except percentages and per share amounts)	December 31, 2012	September 30, 2012	December 31, 2011%		%
BALANCE SHEET DATA:
Total assets	$819,730	$802,675	$810,846	2.1%	1.1%
Total deposits	648,760	633,126	643,971	2.5	0.7
Total loans	587,036	596,910	592,592	(1.7)	(0.9)
Total securities	111,053	106,437	107,536	4.3	3.3
Total shareholders' equity	77,510	76,387	73,558	1.5	5.4
Allowance for loan losses	(14,758)	(15,294)	(16,348)	3.5	9.7

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$1,810	$1,802	$816	0.4	121.8
Provision for income taxes	643	606	220	6.1	192.3
Net income	1,167	1,196	596	(2.4)	95.8
Preferred stock dividends and discount accretion	408	397	393	2.8	3.8
Income available to common shareholders	$759	$799	$203	(5.0)	273.9

Net income per common share - Basic (1)	$0.10	$0.11	$0.03	(9.1)	233.3
Net income per common share - Diluted (1)	$0.10	$0.10	$0.03	-	233.3

Return on average assets	0.57%	0.60%	0.29%	(5.0)	96.6
Return on average equity (2)	5.34%	5.74%	1.51%	(7.0)	253.6
Efficiency ratio	70.66%	68.22%	74.90%	3.6	(5.7)

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes	$6,470		$3,315		95.2
Provision for income taxes	2,226		769		189.5
Net income	4,244		2,546		66.7
Preferred stock dividends and discount accretion	1,602		1,558		2.8
Income available to common shareholders	$2,642		$988		167.4

Net income per common share - Basic (1)	$0.35		$0.13		169.2
Net income per common share - Diluted (1)	$0.34		$0.13		161.5

Return on average assets	0.53%		0.31%		71.0
Return on average equity (2)	4.80%		1.90%		152.6
Efficiency ratio	71.06%		71.42%		(0.5)

SHARE INFORMATION:
Market price per share	$6.24	$6.13	$6.40	1.8	(2.5)
Dividends paid	$-	$-	$-	-	-
Book value per common share	$7.62	$7.52	$7.24	1.3	5.2
Average diluted shares outstanding (QTD)	7,818	7,782	7,782	0.5	0.5

CAPITAL RATIOS:
Total equity to total assets	9.46%	9.52%	9.07%	(0.6)	4.3
Leverage ratio	11.14%	11.20%	10.44%	(0.5)	6.7
Tier 1 risk-based capital ratio	14.85%	14.52%	14.33%	2.3	3.6
Total risk-based capital ratio	16.12%	15.78%	15.60%	2.2	3.3

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$19,294	$18,790	$25,801	2.7	(25.2)
QTD net chargeoffs (annualized) to QTD average loans	0.90%	1.32%	0.83%	(31.8)	8.4
Allowance for loan losses to total loans	2.51%	2.56%	2.76%	(2.0)	(9.1)
Nonperforming assets to total loans and OREO	3.28%	3.14%	4.33%	4.5	(24.2)
Nonperforming assets to total assets	2.35%	2.34%	3.18%	0.4%	(26.1)%

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2012

				December 31, 2012 vs.
				September 30, 2012	December 31, 2011
(In thousands, except percentages)	December 31, 2012	September 30, 2012	December 31, 2011%		%
ASSETS
Cash and due from banks	$23,705	$17,027	$17,688	39.2%	34.0%
Federal funds sold and interest-bearing deposits	70,487	55,536	64,886	26.9	8.6
Cash and cash equivalents	94,192	72,563	82,574	29.8	14.1
Securities:
Securities available for sale	89,538	90,852	88,765	(1.4)	0.9
Securities held to maturity	21,515	15,585	18,771	38.0	14.6
Total securities	111,053	106,437	107,536	4.3	3.3
Loans:
SBA loans held for sale	6,937	7,708	7,668	(10.0)	(9.5)
SBA loans held to maturity	58,593	59,299	64,175	(1.2)	(8.7)
SBA 504 loans	41,438	41,771	55,108	(0.8)	(24.8)
Commercial loans	301,564	306,569	283,104	(1.6)	6.5
Residential mortgage loans	132,094	137,192	134,090	(3.7)	(1.5)
Consumer loans	46,410	44,371	48,447	4.6	(4.2)
Total loans	587,036	596,910	592,592	(1.7)	(0.9)
Allowance for loan losses	(14,758)	(15,294)	(16,348)	3.5	9.7
Net loans	572,278	581,616	576,244	(1.6)	(0.7)

Premises and equipment, net	12,062	12,016	11,350	0.4	6.3
Bank owned life insurance ("BOLI")	9,402	9,327	9,107	0.8	3.2
Deferred tax assets	5,954	6,221	6,878	(4.3)	(13.4)
Federal Home Loan Bank stock	3,989	3,989	4,088	-	(2.4)
Accrued interest receivable	3,298	3,478	3,703	(5.2)	(10.9)
Other real estate owned ("OREO")	1,826	1,456	3,032	25.4	(39.8)
Prepaid FDIC insurance	1,929	2,079	2,545	(7.2)	(24.2)
Goodwill and other intangibles	1,516	1,518	1,530	(0.1)	(0.9)
Other assets	2,231	1,975	2,259	13.0	(1.2)

Total assets	$819,730	$802,675	$810,846	2.1%	1.1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$114,424	$105,529	$101,193	8.4%	13.1%
Interest-bearing demand deposits	114,838	104,469	104,749	9.9	9.6
Savings deposits	294,533	295,567	278,603	(0.3)	5.7
Time deposits, under $100,000	76,994	78,104	102,809	(1.4)	(25.1)
Time deposits, $100,000 and over	47,971	49,457	56,617	(3.0)	(15.3)
Total deposits	648,760	633,126	643,971	2.5	0.7

Borrowed funds	75,000	75,000	75,000	-	-
Subordinated debentures	15,465	15,465	15,465	-	-
Accrued interest payable	434	464	523	(6.5)	(17.0)
Accrued expenses and other liabilities	2,561	2,233	2,329	14.7	10.0
Total liabilities	742,220	726,288	737,288	2.2	0.7

Shareholders' equity:
Cumulative perpetual preferred stock	20,115	19,968	19,545	0.7	2.9
Common stock	54,274	54,176	53,746	0.2	1.0
Retained earnings (deficit)	1,788	1,028	(854)	73.9	309.4
Accumulated other comprehensive income	1,333	1,215	1,121	9.7	18.9
Total shareholders' equity	77,510	76,387	73,558	1.5	5.4

Total liabilities and shareholders' equity	$819,730	$802,675	$810,846	2.1%	1.1%

Preferred shares	21	21	21
Issued and outstanding common shares	7,534	7,503	7,459

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

December 31, 2012

				December 31, 2012 vs.
	For the three months ended			September 30, 2012		December 31, 2011
(In thousands, except percentages and per share amounts)	December 31, 2012	September 30, 2012	December 31, 2011	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$16	$13	$35	$3	23.1%	$(19)	(54.3)%
Federal Home Loan Bank stock	44	50	36	(6)	(12.0)	8	22.2
Securities:
Securities available for sale	604	656	645	(52)	(7.9)	(41)	(6.4)
Securities held to maturity	143	146	163	(3)	(2.1)	(20)	(12.3)
Total securities	747	802	808	(55)	(6.9)	(61)	(7.5)
Loans:
SBA loans	779	881	995	(102)	(11.6)	(216)	(21.7)
SBA 504 loans	548	647	855	(99)	(15.3)	(307)	(35.9)
Commercial loans	4,270	4,313	4,188	(43)	(1.0)	82	2.0
Residential mortgage loans	1,577	1,631	1,605	(54)	(3.3)	(28)	(1.7)
Consumer loans	521	534	611	(13)	(2.4)	(90)	(14.7)
Total loans	7,695	8,006	8,254	(311)	(3.9)	(559)	(6.8)
Total interest income	8,502	8,871	9,133	(369)	(4.2)	(631)	(6.9)
INTEREST EXPENSE
Interest-bearing demand deposits	119	108	152	11	10.2	(33)	(21.7)
Savings deposits	251	293	501	(42)	(14.3)	(250)	(49.9)
Time deposits	575	619	946	(44)	(7.1)	(371)	(39.2)
Borrowed funds and subordinated debentures	820	824	861	(4)	(0.5)	(41)	(4.8)
Total interest expense	1,765	1,844	2,460	(79)	(4.3)	(695)	(28.3)
Net interest income	6,737	7,027	6,673	(290)	(4.1)	64	1.0
Provision for loan losses	800	1,000	1,150	(200)	(20.0)	(350)	(30.4)
Net interest income after provision for loan losses	5,937	6,027	5,523	(90)	(1.5)	414	7.5
NONINTEREST INCOME
Branch fee income	397	383	390	14	3.7	7	1.8
Service and loan fee income	297	366	194	(69)	(18.9)	103	53.1
Gain on sale of SBA loans held for sale, net	262	46	114	216	469.6	148	129.8
Gain on sale of mortgage loans, net	748	662	445	86	13.0	303	68.1
BOLI income	76	74	74	2	2.7	2	2.7
Net security gains (losses)	59	7	(49)	52	742.9	108	220.4
Other income	169	236	137	(67)	(28.4)	32	23.4
Total noninterest income	2,008	1,774	1,305	234	13.2	703	53.9
NONINTEREST EXPENSE
Compensation and benefits	3,054	3,191	2,900	(137)	(4.3)	154	5.3
Occupancy	683	690	619	(7)	(1.0)	64	10.3
Processing and communications	549	544	511	5	0.9	38	7.4
Furniture and equipment	395	368	349	27	7.3	46	13.2
Professional services	192	196	217	(4)	(2.0)	(25)	(11.5)
Loan collection costs	229	182	319	47	25.8	(90)	(28.2)
OREO expenses	86	36	293	50	138.9	(207)	(70.6)
Deposit insurance	163	162	114	1	0.6	49	43.0
Advertising	210	181	217	29	16.0	(7)	(3.2)
Other expenses	574	449	473	125	27.8	101	21.4
Total noninterest expense	6,135	5,999	6,012	136	2.3	123	2.0
Income before provision for income taxes	1,810	1,802	816	8	0.4	994	121.8
Provision for income taxes	643	606	220	37	6.1	423	192.3
Net income	1,167	1,196	596	(29)	(2.4)	571	95.8
Preferred stock dividends and discount accretion	408	397	393	11	2.8	15	3.8
Income available to common shareholders	$759	$799	$203	$(40)	(5.0)%	$556	273.9%

Effective tax rate	35.5%	33.6%	27.0%

Net income per common share - Basic (1)	$0.10	$0.11	$0.03
Net income per common share - Diluted (1)	$0.10	$0.10	$0.03

Weighted average common shares outstanding - Basic	7,514	7,473	7,427
Weighted average common shares outstanding - Diluted	7,818	7,782	7,782

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

December 31, 2012

	For the twelve months ended December 31,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2012	2011	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$72	$61	$11	18.0%
Federal Home Loan Bank stock	189	183	6	3.3
Securities:
Securities available for sale	2,671	3,204	(533)	(16.6)
Securities held to maturity	625	787	(162)	(20.6)
Total securities	3,296	3,991	(695)	(17.4)
Loans:
SBA loans	3,430	4,665	(1,235)	(26.5)
SBA 504 loans	2,645	3,482	(837)	(24.0)
Commercial loans	16,982	17,492	(510)	(2.9)
Residential mortgage loans	6,445	7,107	(662)	(9.3)
Consumer loans	2,144	2,542	(398)	(15.7)
Total loans	31,646	35,288	(3,642)	(10.3)
Total interest income	35,203	39,523	(4,320)	(10.9)
INTEREST EXPENSE
Interest-bearing demand deposits	486	571	(85)	(14.9)
Savings deposits	1,185	2,202	(1,017)	(46.2)
Time deposits	2,796	4,067	(1,271)	(31.3)
Borrowed funds and subordinated debentures	3,307	3,711	(404)	(10.9)
Total interest expense	7,774	10,551	(2,777)	(26.3)
Net interest income	27,429	28,972	(1,543)	(5.3)
Provision for loan losses	4,000	6,800	(2,800)	(41.2)
Net interest income after provision for loan losses	23,429	22,172	1,257	5.7
NONINTEREST INCOME
Branch fee income	1,528	1,445	83	5.7
Service and loan fee income	1,252	1,034	218	21.1
Gain on sale of SBA loans held for sale, net	688	962	(274)	(28.5)
Gain on sale of mortgage loans, net	2,274	951	1,323	139.1
BOLI income	296	295	1	0.3
Net security gains	573	303	270	89.1
Other income	727	671	56	8.3
Total noninterest income	7,338	5,661	1,677	29.6
NONINTEREST EXPENSE
Compensation and benefits	12,560	11,781	779	6.6
Occupancy	2,722	2,781	(59)	(2.1)
Processing and communications	2,180	2,104	76	3.6
Furniture and equipment	1,480	1,527	(47)	(3.1)
Professional services	789	817	(28)	(3.4)
Loan collection costs	682	979	(297)	(30.3)
OREO expenses	483	1,229	(746)	(60.7)
Deposit insurance	664	775	(111)	(14.3)
Advertising	839	727	112	15.4
Other expenses	1,898	1,798	100	5.6
Total noninterest expense	24,297	24,518	(221)	(0.9)
Income before provision for income taxes	6,470	3,315	3,155	95.2
Provision for income taxes	2,226	769	1,457	189.5
Net income	4,244	2,546	1,698	66.7
Preferred stock dividends and discount accretion	1,602	1,558	44	2.8
Income available to common shareholders	$2,642	$988	$1,654	167.4%

Effective tax rate	34.4	23.2

Net income per common share - Basic (1)	$0.35	0.13
Net income per common share - Diluted (1)	$0.34	0.13

Weighted average common shares outstanding - Basic	7,477	7,333
Weighted average common shares outstanding - Diluted	7,794	7,735

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

December 31, 2012

	For the three months ended
	December 31, 2012			September 30, 2012
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$61,710	$16	0.10%	$40,183	$13	0.13%
Federal Home Loan Bank stock	3,990	44	4.39	3,989	50	4.99
Securities:
Securities available for sale	90,566	651	2.88	95,193	703	2.95
Securities held to maturity	19,232	146	3.04	16,467	152	3.69
Total securities (A)	109,798	797	2.91	111,660	855	3.06
Loans:
SBA loans	66,669	779	4.67	66,484	881	5.30
SBA 504 loans	41,584	548	5.24	44,583	647	5.77
Commercial loans	304,413	4,270	5.58	307,090	4,313	5.59
Residential mortgage loans	133,799	1,577	4.71	136,568	1,631	4.78
Consumer loans	46,571	521	4.45	46,116	534	4.61
Total loans (B)	593,036	7,695	5.17	600,841	8,006	5.31
Total interest-earning assets	$768,534	$8,552	4.44%	$756,673	$8,924	4.70%

Noninterest-earning assets:
Cash and due from banks	18,386			16,211
Allowance for loan losses	(15,566)			(16,508)
Other assets	38,312			40,138
Total noninterest-earning assets	41,132			39,841
Total assets	$809,666			$796,514

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$112,958	$119	0.42%	$103,029	$108	0.42%
Savings deposits	287,047	251	0.35	287,054	293	0.41
Time deposits	126,233	575	1.81	131,356	619	1.87
Total interest-bearing deposits	526,238	945	0.72	521,439	1,020	0.78
Borrowed funds and subordinated debentures	90,498	820	3.55	90,465	824	3.56
Total interest-bearing liabilities	$616,736	$1,765	1.14%	$611,904	$1,844	1.19%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	113,164			105,876
Other liabilities	3,181			3,469
Total noninterest-bearing liabilities	116,345			109,345
Total shareholders' equity	76,585			75,265
Total liabilities and shareholders' equity	$809,666			$796,514

Net interest spread		$6,787	3.30%		$7,080	3.51%
Tax-equivalent basis adjustment		(50)			(53)
Net interest income		$6,737			$7,027
Net interest margin			3.51%			3.72%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

December 31, 2012

	For the three months ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$61,710	$16	0.10%	$86,323	$35	0.16%
Federal Home Loan Bank stock	3,990	44	4.39	4,088	36	3.49
Securities:
Securities available for sale	90,566	651	2.88	87,096	700	3.21
Securities held to maturity	19,232	146	3.04	13,747	168	4.89
Total securities (A)	109,798	797	2.91	100,843	868	3.44
Loans:
SBA loans	66,669	779	4.67	74,523	995	5.34
SBA 504 loans	41,584	548	5.24	55,326	855	6.13
Commercial loans	304,413	4,270	5.58	282,963	4,188	5.87
Residential mortgage loans	133,799	1,577	4.71	135,186	1,605	4.75
Consumer loans	46,571	521	4.45	49,386	611	4.91
Total loans (B)	593,036	7,695	5.17	597,384	8,254	5.50
Total interest-earning assets	$768,534	$8,552	4.44%	$788,638	$9,193	4.64%

Noninterest-earning assets:
Cash and due from banks	18,386			15,000
Allowance for loan losses	(15,566)			(16,851)
Other assets	38,312			40,686
Total noninterest-earning assets	41,132			38,835
Total assets	$809,666			$827,473

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$112,958	$119	0.42%	$107,662	$152	0.56%
Savings deposits	287,047	251	0.35	292,976	501	0.68
Time deposits	126,233	575	1.81	160,784	946	2.33
Total interest-bearing deposits	526,238	945	0.72	561,422	1,599	1.13
Borrowed funds and subordinated debentures	90,498	820	3.55	90,465	861	3.72
Total interest-bearing liabilities	$616,736	$1,765	1.14%	$651,887	$2,460	1.49%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	113,164			99,672
Other liabilities	3,181			3,228
Total noninterest-bearing liabilities	116,345			102,900
Total shareholders' equity	76,585			72,686
Total liabilities and shareholders' equity	$809,666			$827,473

Net interest spread		$6,787	3.30%		$6,733	3.15%
Tax-equivalent basis adjustment		(50)			(60)
Net interest income		$6,737			$6,673
Net interest margin			3.51%			3.39%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YTD NET INTEREST MARGIN

December 31, 2012

	For the twelve months ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$49,355	$72	0.15%	$50,574	$61	0.12%
Federal Home Loan Bank stock	4,015	189	4.71	4,120	183	4.44
Securities:
Securities available for sale	97,927	2,877	2.94	97,310	3,403	3.50
Securities held to maturity	17,893	647	3.62	15,265	806	5.28
Total securities (A)	115,820	3,524	3.05	112,575	4,209	3.74
Loans:
SBA loans	68,536	3,430	5.00	82,177	4,665	5.68
SBA 504 loans	46,153	2,645	5.73	58,010	3,482	6.00
Commercial loans	299,820	16,982	5.66	284,183	17,492	6.16
Residential mortgage loans	134,214	6,445	4.80	133,477	7,107	5.32
Consumer loans	46,487	2,144	4.61	51,830	2,542	4.90
Total loans (B)	595,210	31,646	5.31	609,677	35,288	5.79
Total interest-earning assets	$764,400	$35,431	4.63%	$776,946	$39,741	5.12%

Noninterest-earning assets:
Cash and due from banks	16,665			16,105
Allowance for loan losses	(16,458)			(16,198)
Other assets	39,625			40,528
Total noninterest-earning assets	39,832			40,435
Total assets	$804,232			$817,381

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$108,825	$486	0.45%	$103,574	$571	0.55%
Savings deposits	282,115	1,185	0.42	287,769	2,202	0.77
Time deposits	138,233	2,796	2.02	166,836	4,067	2.44
Total interest-bearing deposits	529,173	4,467	0.84	558,179	6,840	1.23
Borrowed funds and subordinated debentures	90,473	3,307	3.60	90,465	3,711	4.05
Total interest-bearing liabilities	$619,646	$7,774	1.24%	$648,644	$10,551	1.62%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	106,412			93,875
Other liabilities	3,335			3,607
Total noninterest-bearing liabilities	109,747			97,482
Total shareholders' equity	74,839			71,255
Total liabilities and shareholders' equity	$804,232			$817,381

Net interest spread		$27,657	3.39%		$29,190	3.50%
Tax-equivalent basis adjustment		(228)			(218)
Net interest income		$27,429			$28,972
Net interest margin			3.62%			3.76%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

December 31, 2012

Amounts in thousands, except percentages	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$15,294	$16,284	$16,339	$16,348	$16,447
Provision for loan losses charged to expense	800	1,000	1,000	1,200	1,150
	16,094	17,284	17,339	17,548	17,597
Less: Chargeoffs
SBA loans	251	254	213	615	735
SBA 504 loans	-	481	100	227	200
Commercial loans	1,190	1,428	540	346	290
Residential mortgage loans	152	65	494	113	73
Consumer loans	-	31	25	-	46
Total chargeoffs	1,593	2,259	1,372	1,301	1,344
Add: Recoveries
SBA loans	22	195	249	53	26
SBA 504 loans	50	15	15	28	-
Commercial loans	184	58	53	11	15
Residential mortgage loans	-	-	-	-	50
Consumer loans	1	1	-	-	4
Total recoveries	257	269	317	92	95
Net chargeoffs	1,336	1,990	1,055	1,209	1,249
Balance, end of period	$14,758	$15,294	$16,284	$16,339	$16,348

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$17,468	$17,334	$19,831	$22,206	$22,769
Other real estate owned ("OREO")	1,826	1,456	2,355	1,625	3,032
Nonperforming assets	19,294	18,790	22,186	23,831	25,801
Less: Amount guaranteed by SBA	1,849	566	526	555	939
Net nonperforming assets	$17,445	$18,224	$21,660	$23,276	$24,862

Loans 90 days past due & still accruing	$109	$1,630	$2,443	$3,165	$2,411

Performing Troubled Debt Restructurings (TDRs)	$13,576	$17,250	$20,541	$20,985	$17,436
(1) Nonperforming TDRs included above	1,087	1,628	871	2,287	3,645
Total TDRs	$14,663	$18,878	$21,412	$23,272	$21,081

Allowance for loan losses to:
Total loans at quarter end	2.51%	2.56%	2.69%	2.80%	2.76%
Nonperforming loans (1)	84.49	88.23	82.11	73.58	71.80
Nonperforming assets	76.49	81.39	73.40	68.56	63.36
Net nonperforming assets	84.60	83.92	75.18	70.20	65.75

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	1.37%	0.35%	(0.21)%	3.15%	3.77%
SBA 504 loans	(0.48)	4.16	0.73	1.55	1.43
Commercial loans	1.31	1.77	0.65	0.47	0.39
Residential mortgage loans	0.45	0.19	1.49	0.34	0.07
Consumer loans	(0.01)	0.26	0.22	-	0.34
Total loans	0.90%	1.32%	0.71%	0.83%	0.83%

Nonperforming loans to total loans	2.98%	2.90%	3.28%	3.81%	3.84%
Nonperforming loans and TDRs to total loans	5.29	5.79	6.67	7.41	6.78
Nonperforming assets to total loans and OREO	3.28	3.14	3.65	4.08	4.33
Nonperforming assets to total assets	2.35	2.34	2.83	2.94	3.18

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

December 31, 2012

(In thousands, except percentages and per share amounts)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
SUMMARY OF INCOME:
Total interest income	$8,502	$8,871	$8,772	$9,058	$9,133
Total interest expense	1,765	1,844	1,915	2,250	2,460
Net interest income	6,737	7,027	6,857	6,808	6,673
Provision for loan losses	800	1,000	1,000	1,200	1,150
Net interest income after provision for loan losses	5,937	6,027	5,857	5,608	5,523
Total noninterest income	2,008	1,774	1,841	1,715	1,305
Total noninterest expense	6,135	5,999	6,204	5,959	6,012
Income before provision for income taxes	1,810	1,802	1,494	1,364	816
Provision for income taxes	643	606	518	459	220
Net income	1,167	1,196	976	905	596
Preferred stock dividends and discount accretion	408	397	401	396	393
Income available to common shareholders	$759	$799	$575	$509	$203

Net income per common share - Basic (1)	$0.10	$0.11	$0.08	$0.07	$0.03
Net income per common share - Diluted (1)	$0.10	$0.10	$0.07	$0.07	$0.03

COMMON SHARE DATA:
Market price per share	$6.24	$6.13	$6.00	$6.24	$6.40
Dividends paid	$-	$-	$-	$-	$-
Book value per common share	$7.62	$7.52	$7.38	$7.28	$7.24
Weighted average common shares outstanding - Basic	7,514	7,473	7,462	7,460	7,427
Weighted average common shares outstanding - Diluted	7,818	7,782	7,784	7,792	7,782
Issued and outstanding common shares	7,534	7,503	7,461	7,463	7,459

OPERATING RATIOS (Annualized):
Return on average assets	0.57%	0.60%	0.49%	0.45%	0.29%
Return on average equity (2)	5.34	5.74	4.25	3.81	1.51
Efficiency ratio	70.66	68.22	73.72	71.80	74.90

BALANCE SHEET DATA:
Total assets	$819,730	$802,675	$785,111	$810,198	$810,846
Total deposits	648,760	633,126	616,443	643,101	643,971
Total loans	587,036	596,910	604,901	582,752	592,592
Total securities	111,053	106,437	114,846	128,061	107,536
Total shareholders' equity	77,510	76,387	74,901	74,002	73,558
Allowance for loan losses	(14,758)	(15,294)	(16,284)	(16,339)	(16,348)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.44%	4.70%	4.70%	4.71%	4.64%
Interest-bearing liabilities	1.14	1.19	1.25	1.41	1.49
Net interest spread	3.30	3.51	3.45	3.30	3.15
Net interest margin	3.51	3.72	3.68	3.56	3.39

CREDIT QUALITY:
Nonperforming assets	19,294	18,790	22,186	23,831	25,801
QTD net chargeoffs (annualized) to QTD average loans	0.90%	1.32%	0.71%	0.83%	0.83%
Allowance for loan losses to total loans	2.51	2.56	2.69	2.80	2.76
Nonperforming assets to total loans and OREO	3.28	3.14	3.65	4.08	4.33
Nonperforming assets to total assets	2.35	2.34	2.83	2.94	3.18

CAPITAL RATIOS AND OTHER:
Total equity to total assets	9.46%	9.52%	9.54%	9.13%	9.07%
Leverage ratio	11.14	11.20	11.08	10.67	10.44
Tier 1 risk-based capital ratio	14.85	14.52	14.22	14.44	14.33
Total risk-based capital ratio	16.12	15.78	15.49	15.71	15.60
Number of banking offices	15	15	15	15	14
Number of ATMs	16	16	16	16	15
Number of employees	165	161	169	171	171

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).